Noven Pharmaceuticals, Inc.
11960 Southwest 144th Street
Miami, Florida 33186
(305) 253-5099
www.noven.com

F O R            I M M E D I A T E            R E L E A S E

NOVEN COMPLETES ACQUISTION OF JDS PHARMACEUTICALS

Acquisition Expands Business Model and Broadens New Product Pipeline

Phillip M. Satow, JDS CEO and Co-Founder, Appointed to Noven Board of Directors

Miami, FL – August 15, 2007 – Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) today announced that it has completed the previously-announced acquisition of JDS Pharmaceuticals, LLC. JDS is a specialty pharmaceutical company that currently markets two branded prescription psychiatry products through a targeted sales force and is advancing a significant pipeline of high-potential products in psychiatry and women’s health.

Noven also announced that industry veteran Phillip M. Satow, JDS’s Chief Executive Officer and co-founder, was appointed to Noven’s Board of Directors, effective upon closing of the transaction.

Expanding Noven’s Capabilities & Pipeline

“We are confident that the acquisition of JDS will significantly increase our growth rate and sales and earnings potential over the longer term, and will greatly improve the visibility of our pipeline and financial goals,” said Robert C. Strauss, Noven’s President, CEO & Chairman.

“The acquisition builds upon our existing strengths and capabilities by adding the infrastructure, products and category expertise necessary to market and sell products ourselves,” said Strauss. “It also significantly expands our pipeline opportunities. The JDS pipeline has the potential to result in the launch of one new product a year for each of the next four years, including what we expect will be the industry’s first once-daily lithium product (Lithium QD), and a women’s health product (Mesafem™) that fits perfectly with Noven’s existing expertise in menopausal therapy. We also have an opportunity to leverage the JDS sales infrastructure by gaining access to other psychiatry products that complement the existing JDS psychiatry portfolio.”

The acquisition provides Noven with substantial immediate, mid-term and long-term benefits, including:

•	A self-supporting, leveragable marketing/sales infrastructure, with two high-margin marketed products (Pexeva® and Lithobid®) and substantial expertise in the psychiatry category;

•	A next-generation psychiatry pipeline that includes one pending New Drug Application (Stavzor™) and one product in Phase 3 trials (Lithium QD);

•	A non-hormonal product (Mesafem™) entering Phase 3 for vasomotor symptoms (hot flashes/night sweats) associated with menopause that is highly complementary with Noven’s expertise in women’s health; and

•	Substantially greater sales and gross margin potential, and greater control over the success of its products.

JDS’s commercialized and developmental product opportunities consist of:

			Estimated Launch
Product	Indication	Status	Year
Lithobid®
(lithium carbonate)	Bipolar disorder	Marketed in U.S.	Launched
Pexeva®	Depression, panic
(paroxetine mesylate)	disorder, OCD & GAD	Marketed in U.S.	Launched
Stavzor™	Bipolar disorder,	NDA filed; October
(valproic acid softgel)	migraine & epilepsy	2007 PDUFA date	2008
Lithium QD (once-daily lithium)	Bipolar disorder	Phase 3	2009
Stavzor™ ER (extended release valproic	Bipolar disorder,
acid softgel)	migraine & epilepsy	Pre-clinical	2010
Mesafem™ (low-dose paroxetine	Vasomotor symptoms
mesylate)	(hot flashes)	Entering Phase 3	2011

Financial Matters

The purchase price for the acquisition was $125 million cash paid at closing (August 14, 2007) plus the assumption of approximately $10 million in net non-contingent liabilities. Noven funded payment of the purchase price from cash and short-term investments. As of June 30, 2007, Noven had approximately $187 million in cash, cash equivalents and short-term investments. Noven received a $25 million sales milestone payment related to its Daytrana™ product in August 2007.

As previously announced, Noven expects to record a one-time charge in the 2007 third quarter for purchased in-process research and development expenses related to the allocated purchase price of acquired products in the development pipeline. This charge is expected to significantly exceed 50% of the acquisition purchase price. In addition, Noven’s ongoing financial results will reflect the impact of significant amortization and other transaction-related expenses associated with the JDS acquisition.

New Board Member

Effective upon closing of the transaction, Phillip M. Satow, JDS’s Chief Executive Officer and co-founder, was appointed to Noven’s Board of Directors. After 15 years with Pfizer and three years as Vice President and General Manager of the Carter Wallace pharmaceutical business, Mr. Satow served as Executive Vice President of Forest Laboratories and President of its Forest Pharmaceuticals subsidiary. He established the marketing and sales departments at Forest, which he led for 14 years through the launch of the highly-successful antidepressant Celexa®. He co-founded JDS in August 2004 with his son, Michael Satow, JDS’s President and Chief Operating Officer.

“As a member of the Noven Board of Directors, Phil will be in a position to help guide the combined company toward achievement of its expanded and ambitious goals. Few in the industry have Phil’s expertise and track record of success in the psychiatry category. We are thrilled to have him on the team as we work to build on the business and opportunities that he helped create.”

Transaction Advisors

Thomas Weisel Partners LLC served as financial advisor to Noven in connection with the JDS acquisition, and Cravath, Swaine & Moore LLP served as Noven’s legal advisor. Piper Jaffray & Co. served as financial advisor to JDS, and Latham & Watkins served as JDS’s legal counsel.

About Noven

Noven Pharmaceuticals, Inc., headquartered in Miami, Florida, has established itself as a leading developer of advanced transdermal drug delivery technologies and prescription transdermal products. Its commercialized transdermal products include Vivelle-Dot®, the most prescribed estrogen patch in the U.S., and Daytrana™, the first and only patch approved for the treatment of ADHD. With the acquisition of JDS, Noven has become a broader-based specialty pharmaceutical company with the infrastructure, products and category expertise to market and sell products itself, and with a substantially enhanced late-stage product pipeline. See www.noven.com for additional information.

Trademark Information

Lithobid® and Pexeva® are registered trademarks, and Stavzor™ and Mesafem™ are trademarks, of JDS Pharmaceuticals, LLC. Celexa® is a registered trademark of Forest Laboratories, Inc. or its affiliates. Vivelle-Dot® is a registered trademark of Novartis AG or its affiliates. Daytrana™ is a trademark of Shire Pharmaceuticals Ireland Limited.

Forward Looking Information

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Noven’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Noven’s current perspective on existing trends and information. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Noven’s control. These risks and uncertainties include: the expected benefits of the transaction, including expected revenue growth, may take longer than anticipated to achieve and may not be achieved in their entirety or at all; any costs or difficulties that Noven may encounter in the process of integration of the organization and operations of the acquired business into Noven’s existing organization and operations, including the possibility that such integration may be delayed or more costly or difficult than expected and may adversely affect Noven’s results of operations and financial condition; the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; disruption from the transaction making it more difficult for Noven to maintain its relationships with its partners, customers, employees or suppliers; uncertainties as to the future success of ongoing and planned clinical trials and the risk that results from early-stage clinical trials may not be indicative of results in later-stage trials; the unproven safety and efficacy of products under development; the difficulty of predicting FDA approvals, including timing, and that any expected period of exclusivity may not be realized; the difficulty of predicting acceptance of and demand for new pharmaceutical products; the impact of competitive products and pricing; risks relating to new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; the possibility that patent applications may not result in issued patents, and that issued patents may not be enforceable or could be invalidated; and the impact of competitive responses to Noven’s sales, marketing and strategic efforts. For additional information regarding these and other risks associated with Noven’s business, readers should refer to Noven’s Annual Report on Form 10-K as well as other reports filed from time to time with the Securities and Exchange Commission. Unless required by law, Noven undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
Joseph C. Jones
Vice President – Corporate Affairs
(305) 253-1916